UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2005

Pegasystems Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-11859	04-2787865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-374-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2005, the Board of Directors of Pegasystems Inc. (the "Company") approved a grant of an option to purchase 30,000 shares of the Company’s common stock to Richard H. Jones at an exercise price of $5.90 per share, and determined that he will be entitled to receive on an annual basis the same amount of stock options granted to the non-employee directors of the Company for so long as he remains a member of the Board. The Board also approved a grant of an option to purchase 15,000 shares of the Company’s common stock to each of Alexander V. d’Arbeloff, Steven F. Kaplan, William H. Keough, Edward A. Maybury, James P. O’Halloran, Edward B. Roberts and William W. Wyman (each, a "Non-Employee Director") at an exercise price of $5.90 per share, in accordance with its current director compensation policies. Each of these grants was made pursuant to a Notice of Grant of Stock Options and Option Agreement in the form filed as Exhibit 99.1 with this Current Report on Form 8-K, which the Company anticipates using for all stock option grants to its non-employee directors and Mr. Jones on a going-forward basis.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The annual meeting of the Company’s shareholders was held on June 2, 2005. At that meeting, the shareholders approved each of the amendments to the Company’s Restated Articles of Organization (the "Charter") and Amended and Restated Bylaws (the "Bylaws") described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 29, 2005. The amendments to the Charter became effective upon the Company’s filing its Restated Articles of Organization with the Secretary of the Commonwealth of Massachusetts on June 6, 2005 and the amendments to the Bylaws became effective as of June 2, 2005.

On June 2, 2005, the Company’s Board of Directors adopted several additional amendments to the Bylaws, each effective immediately upon such adoption. These amendments, none of which required shareholder approval, included amendments to (i) delete the requirement that the annual meeting of shareholders be held within 6 months after end of the Company’s fiscal year, (ii) change all references to the "Clerk" to the "Secretary", (iii) provide that a shareholder request for a matter to be considered at a shareholder meeting must be furnished to the Company at least 150 days (rather than 90 days) prior to the date such meeting was held in the prior year, (iv) provide that proxies may be valid for up to 11 months (rather than 6 months), (v) allow for shareholder action by written consent if action is taken either (A) by all shareholders entitled to vote or (B) to the extent permitted by the Company’s Articles of Organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting (which is not currently permitted by the Company’s Amended and Restated Articles of Organization), (vi) change the record date for shareholder meetings to be not be more than 70 days before the meeting (rather than the current 60 days), (vii) allow shareholders and proxyholders to be able to participate in shareholder meetings by means of remote communications, (viii) allow director written consents, shareholder votes, consents, waivers and other actions to be accomplished by e-mail or other electronic transmission, (ix) provide that a board committee may not approve or propose to shareholders action that must be approved by shareholders, (x) conform the director conflict of interests provisions to be consistent with the Massachusetts Business Corporation Act (the "MBCA"), (xi) eliminate restrictions on the form of consideration for share issuances, except that the Board must determine that such consideration is "adequate", (xii) revise provisions regarding shareholder inspection rights to be consistent with the MBCA, and (xiv) provide for indemnification of officers and directors of the Company to the fullest extent permitted by the MBCA.

The Company’s Restated Articles of Organization, reflecting the amendments approved by the shareholders at the 2005 annual meeting, are attached as Exhibit 99.2 to this Current Report of Form 8-K. The Company’s Amended and Restated Bylaws, reflecting the amendments approved by the shareholders at the 2005 annual meeting and the above-described amendments adopted by the Board of Directors on June 2, 2005, are attached as Exhibit 99.3 to this Current Report of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Notice of Grant of Stock Options and Option Agreement

99.2 Restated Articles of Organization of Pegasystems Inc.

99.3 Amended and Restated Bylaws of Pegasystems Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

June 8, 2005	By:	/s/ Christopher J. Sullivan

Name: Christopher J. Sullivan
Title: Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Grant of Stock Options and Option Agreement
99.2	Restated Articles of Organization of Pegasystems Inc.
99.3	Amended and Restated Bylaws of Pegasystems Inc.